UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2021

Verona Pharma plc

(Exact name of registrant as specified in its charter)

United Kingdom	001-39067	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 More London Riverside

London SE1 2RE

United Kingdom

(Address of principal executive offices) (Zip Code)

+44 203 283 4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.05 per share*	VRNA	The Nasdaq Global Market

* The ordinary shares are represented by American Depositary Shares (each representing 8 ordinary shares), which are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2021, the Remuneration Committee (the “Remuneration Committee”) of the Board of Directors of Verona Pharma plc (the “Company”) approved the Verona Pharma plc Employee Change in Control Severance Benefit Plan (the “Severance Plan”) under which eligible employees are eligible for benefits in connection with a qualifying termination of employment. Eligible employees generally include full-time employees of the Company, other than David Zaccardelli (its President and Chief Executive Officer) and Mark Hahn (its Chief Financial Officer).

Under the Severance Plan, if, upon or within 12 months following a Change in Control (as defined in the Severance Plan) (a “Change in Control”), the Company terminates the employment of an eligible employee without Cause (as defined in the Severance Plan) or if the employee resigns voluntarily under the terms of a voluntary reduction in force program established by the administrator of the Severance Plan pursuant to which the participant is eligible to resign and receive benefits under the Severance Plan (in each case, a “Change in Control Related Termination”), then the employee will be entitled to receive the following payments and benefits:

•	Base salary and medical benefit continuation for a period (the “Severance Period”) of up to twelve months. The actual length of Severance Period will depend on the employee’s position. The Severance Period applicable to executive officers of the Company is twelve months;

•	A pro-rated target cash bonus for the year of termination;

•	Relocation benefits paid to such employee (if any) in connection with any relocation that occurred within 12 months prior to the Change in Control Related Termination will not be required to be repaid; and

•	Outplacement services until the end of the Severance Period (or, if earlier, the acceptable of an offer of full-time employment from a subsequent employer).

These severance payments and benefits may be reduced in certain circumstances under the Severance Plan, including by any similar benefits payable under any other plan, contract, agreement, practice, policy or program maintained by the Company or an affiliate thereof. The right to receive severance payments and benefits is subject to an employee’s timely execution and non-revocation of a release of claims. The Company has reserved the right to modify or terminate the Severance Plan at any time prior to a Change in Control.

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Verona Pharma plc Employee Change in Control Severance Benefit Plan
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERONA PHARMA PLC

Date: August 11, 2021	By:	/s/ David Zaccardelli, Pharm. D.
	Name:	David Zaccardelli, Pharm. D.
	Title:	Chief Executive Officer